UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):    June 4, 2012

Alaska Communications Systems Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (907) 197-3000

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 6, 2012, Alaska Communications Systems Group, Inc. (“ACS”) filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing certain information concerning the Asset Purchase and Contribution Agreement (the “Contribution Agreement”) dated June 5, 2012 that ACS entered into with General Communication, Inc., an Alaska corporation (“GCI”), ACS Wireless, Inc., an Alaska corporation and wholly owned subsidiary of ACS (the “ACS Member”), GCI Wireless Holdings, LLC, an Alaska limited liability company and wholly owned subsidiary of GCI (the “GCI Member”) and The Alaska Wireless Network, LLC, and the form of First Amended and Restated Operating Agreement of The Alaska Wireless Network, LLC (the “Operating Agreement”) that ACS, GCI, the ACS Member, the GCI Member and AWN will enter into in connection with the closing of the transactions contemplated by the Contribution Agreement.

Copies of the Contribution Agreement and Operating Agreement were attached to the Original Form 8-K as Exhibit 2.1.  The Company is filing this Amendment No. 1 to replace Exhibit 2.1 of the Original Form 8-K with a version of the Operating Agreement that includes certain exhibits thereto that were not included with the Original Form 8-K, but which were filed by GCI and GCI, Inc. with their respective Forms 10-Q for the period ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alaska Communications Systems Group, Inc.

October 4, 2012	By:	/s/ Leonard A. Steinberg
		Name:	Leonard A. Steinberg
		Title:	Corporate Secretary

Exhibit Index
Exhibit No.	Description

2.1
Asset Purchase and Contribution Agreement, dated as of June 4, 2012, among Alaska Communications Systems Group, Inc., General Communication, Inc., ACS Wireless, Inc., GCI Wireless Holdings, LLC and The Alaska Wireless Network, LLC, with Form of First Amended and Restated Operating Agreement of The Alaska Wireless Network, LLC among The Alaska Wireless Network, LLC, GCI Wireless Holdings, LLC, ACS Wireless, Inc., Alaska Communications Systems Group, Inc. and General Communication, Inc. attached thereto as Exhibit A (portions of this Exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934)